Boliden to acquire controlling stake in Nexa Resources

Mikael Staffas, President and CEO
Håkan Gabrielsson, Executive Vice President and CFO

August 27, 2026



Legal disclaimer

This presentation (this "Presentation") has been prepared and issued by Boliden AB (the "Boliden" or the "Company") solely for informational purposes and has not been independently verified. As this Presentation only contains general, summary and selected information about the Company, it may omit material information about the Company and is not a complete description of the Company's business and the risks relating to it. Nothing in this Presentation is, or should be relied upon as, a promise or representation as to the future.

Some of the information in this Presentation has been sourced from third parties and Boliden takes no responsibility for correctness or completeness of such information. The information contained in this Presentation has not been independently verified and no representation or warranty, express or implied, is made as to, and no reliance should be placed on, the information or opinions contained herein. Boliden is under no obligation to keep current the information contained in this Presentation and any opinions expressed in it are subject to change without notice. None of Boliden or any of their respective affiliates, advisers, agents or representatives shall have any liability whatsoever for any loss whatsoever arising from any use of this Presentation or its contents, or otherwise arising in connection with this Presentation (whether direct, indirect, consequential or other).

This Presentation is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this presentation or otherwise. The distribution of this Presentation in certain jurisdictions may be restricted by law and therefore persons into whose possession this Presentation comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

The Nexa group includes certain Peruvian subsidiaries. A sale of Boliden shares post-closing of the transaction may in certain circumstances be regarded as an "indirect transfer of Peruvian shares" under Peruvian income tax law. In case a sale of Boliden shares were to qualify as an "indirect transfer of Peruvian shares", any capital gain pertaining to the indirectly sold Peruvian shares may be subject to a 30% tax rate in Peru. The risk of Peruvian non-resident capital gains tax being triggered should be limited to shareholders with a larger shareholding in Boliden. Investors should consult their own tax advisors about the consequences of an acquisition, ownership, and disposition of their investment in Boliden, including the possibility that any tax consequences may differ from the description above.

Some of the statements contained in this Presentation constitute forward-looking statements. Statements that are not historical facts are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate" or similar terminology. These statements are based on Boliden's current plans, objectives, assumptions, estimates and projections. Although the Company believes that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, and the Company may not achieve or accomplish these expectations, beliefs or projections. Neither the Company, nor any of its members, directors, officers, agents, employees or advisers intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this Presentation. Boliden makes no representation, warranty or prediction that the results anticipated by such forward-looking statements will be achieved, and such forward-looking statements represent, in each case, only one of many possible scenarios and should not be viewed as the most likely or standard scenario. Forward looking statements speak only as of the date that they are made and Boliden does not undertake to update any forward-looking statements in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Boliden cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Additional Information about the Transaction

The tender offer described in this communication (the "Offer") has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Nexa or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the "SEC"). The offer to purchase shares of Nexa common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Boliden, and the solicitation/recommendation statement will be filed with the SEC by Nexa. Investors and security holders may obtain a free copy of these documents (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov

Boliden ready to take the next step

- Strong performance and financial position
- Built a leading European base metal provider with strong ESG credentials
- Continuous organic growth based on profitable investments
  - Successful exploration
- Well-developed project portfolio – focused on Europe
- Robust operational efficiency and productivity
  - Integrated business model
- Seamless integration of recent acquisitions


BOLIDEN

Compelling transaction rationale

An excellent fit and entry into Latin America, a prolific mining region	• Attractive mining jurisdictions and a company with a low-carbon profile well known to Boliden • Access to Nexa's local sourcing, know-how and stakeholder relationships • Votorantim, one of Latin America's largest investment holding companies, to become a large, long-term shareholder* and will provide valuable regional experience
Creation of a globally diversified, resilient, and growth-focused business	• Significant integrated zinc player globally across mining and smelting • Highly relevant and comparable portfolio of base and precious metal assets and projects • Unwavering commitment to safe and responsible business practices
Transaction expected to be immediately accretive to Boliden's earnings per share	• Contributes >8% to EPS** • Addition of cash flow generative assets

* As a part of the transaction agreement, 25% of the Boliden shares received by Votorantim would be subject to one-year lock-up, an additional 25% subject to two-year lock-up and an additional 25% subject to three-year lock-up.
** 2026E; Based on Nexa broker consensus, Boliden estimates and 7.0% share dilution.

Nexa in brief

- Latin American mining and smelting company with 65+ years of experience
- 5 mining units and 3 smelter units across Brazil and Peru
- USD 3,002 m revenue and USD 772 m adjusted EBITDA in 2025*
- Net leverage of 1.7x in 2025**
- Votorantim owns ~64.68% stake; remaining 35.32% free float traded on the NYSE

Metal in concentrate production at mines

		2025	2024
Zinc	ktonnes	316	327
Copper	ktonnes	33	36
Lead	ktonnes	63	69
Silver	tonnes	339	364
Gold	tonnes	1.190	1.121

Metal production at smelters

		2025	2024
Zinc ***	ktonnes	567	591

Adjusted EBITDA
2025 by segment


USD 772 m
Mining, 85%
Smelting, 15%


Atacocha (83%)
Cajamarquilla (100%)
El Porvenir (84%)
Aripuanã (100%)
Cerro Lindo (84%)
Vazante (100%)
nexa
Três Marias (100%)
Juiz de Fora (100%)
Mines
Smelters

* Figures on a consolidated 100% basis
** Net debt / adjusted EBITDA
*** Includes metallic zinc and zinc oxide

BOLIDEN

Nexa: Mining operations

Aripuanã

- Long-life and low-cost mine
- Annual concentrate plant capacity of ~2 Mtonnes
- 2025 production: Zn 35 kt, Cu 6 kt, Pb 13 kt, Ag 30 t, Au 0.505 t

Vazante

- Fully integrated with the Três Marias smelter
- Annual concentrate plant capacity of ~2 Mtonnes
- 2025 production: Zn 128 kt, Pb 1 kt, Ag 13 t

Atacocha

- Oldest Nexa operation, in production since 1938
- Annual concentrate plant capacity of ~1.6 Mtonnes
- 2025 production: Zn 12 kt, Pb 14 kt, Ag 37 t, Au 0.319 t *

Cerro Lindo

- Largest underground mine in Peru
- Annual concentrate plant capacity of ~7 Mtonnes
- 2025 production: Zn 87 kt, Cu 27 kt, Pb 10 kt, Ag 123 t, Au 0.127 t *

El Porvenir

- Polymetallic underground mine in operation for more than 70 years
- Annual concentrate plant capacity of ~2.4 Mtonnes
- 2025 production: Zn 53 kt, Cu 0.4 kt, Pb 25 kt, Ag 137 t, Au 0.239 t *


Aripuanã (Brazil)


Cerro Lindo (Peru)

* Figures on a consolidated 100% basis

BOLIDEN

Nexa: Smelting operations

Três Marias

- Strategically located close to mine supply from Vazante
- Annual refined metal production capacity of ~190 kt
- 2025 production: Zn 122 kt, Zn oxide 35 kt

Juiz de Fora

- Processes recycled secondary zinc benefiting from low raw material costs
- Annual refined metal production capacity of ~95 kt
- 2025 production: Zn 64 kt

Cajamarquilla

- Largest zinc smelter in the Americas and 5th largest in the world
- Annual refined metal production capacity of ~345 kt
- 2025 production: Zn 346 kt



Juiz de Fora (Brazil)



Cajamarquilla (Peru)

BOLIDEN

Boliden standalone and Nexa consolidated

Base metals in concentrate
2025 mine production, ktonnes*


667
316
351
137
33
104
140
63
77
Zinc
Copper
Lead

Precious metals in concentrate
2025 mine production, tonnes*


6.330
1.190
5.140
783
339
444
Gold
Silver

Zinc resources and reserves
2025 contained, Mtonnes*


11.0
4.0
7.0
32.2
14.1
18.0
Reserves
Resources (incl. Reserves)

Zinc metal
2025 smelter production, ktonnes*


1,024
567
457
Zinc**

* Nexa figures on a consolidated 100% basis
** Includes metallic zinc and zinc oxide

Boliden Nexa

BOLIDEN

One of the largest zinc miners

Based on Wood Mackenzie Q4 2025 report

Top 10 zinc in concentrate producers

2026E, ktonnes*


850
790
723
470
455
330
320
277
243
230
228
Hindustan Zinc
Pro Forma Boliden
Glencore
Boliden
Teck
Zijin Mining
Nexa
Volcan
UGMK
Newmont
MMG

Zinc C1 cash cost

2026E, composite basis**


Boliden
Nexa
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
-
($0.25)
C1 Cash Cost (USD/lb Zn)
Garpenberg
Vazante
Boliden Area
Zinkgruvan
El Porvenir
Aripuana
Atacocha
Somincor
Cerro Lindo
Tara
-
2,500
5,000
7,500
10,000
2026E Zinc Production (ktonnes)

* Nexa figures on a consolidated 100% basis

** Composite method is based on Wood Mackenzie's normal and prorata cost methods. Costs from the normal method are shown if net revenue attributable to zinc is >65%. If <65% then the prorata cost method is used

BOLIDEN

One of the largest zinc smelters

Based on Wood Mackenzie Q4 2025 report

Top 10 zinc producers

2026E, ktonnes*


1,235
1,182
1,170
911
860
680
610
560
376
308
306
Korea Zinc
Glencore
Pro Forma Boliden
Trafigura
Hindustan Zinc
Hechi Nanfang
Boliden
Nexa
Shaanxi Nonferrous
China Minmetals
Zijin Mining

Zinc cash margin**

2026E


Boliden
Nexa
$1,400
$1,200
$1,000
$800
$600
$400
$200
-
($200)
Cash Margin (USD/t Zn)
Odda
Cajamarquilla
Kokkola
Juiz de Fora
Tres Marias
2,500
5,000
7,500
10,000
2026E Zinc Production (ktonnes)

* Nexa figures on a consolidated 100% basis

** Calculated as revenue minus cash conversion cost

BOLIDEN

Attractive financials

Cash flow generative assets

Strong consolidated EBITDA contribution with limited capex

- USD 4.0 billion (SEK 38 billion*) consolidated rolling 12 months EBITDA**
  - USD 1.1 billion (SEK 10 billion*) Nexa contribution
- USD 2.1 billion (SEK 20 billion*) consolidated rolling 12 months capex**
  - USD 0.4 billion (SEK 4 billion*) Nexa contribution

Accretive transaction

- Immediate contribution of >8% to EPS***

Robust return on capital employed (ROCE)

- Nexa Q2 2026 ROCE ~20%****

* Based on average rolling 12 months USD to SEK exchange rate of 9.36 as on June 30, 2026
** Based on Boliden's and Nexa's Q2 2026 figures; Nexa's contribution to the combined figures on a 100% basis
*** 2026E; Based on Nexa broker consensus, Boliden estimates and 7.0% share dilution
**** Calculated as EBIT (EBITDA less Depreciation and amortization) divided by capital employed (total assets less current liabilities), as per Nexa financial disclosure as of June 30, 2026

The transaction

Consideration	• Votorantim will receive 0.250x of Boliden shares for each Nexa share, and will own approximately 7.0% in Boliden* • Implies a total equity value of Nexa of approximately USD 2,025 m (equivalent to SEK 19,296 m**) and an Enterprise Value of USD 3,666 m*** (equivalent to SEK 34,940 m**), on a 100% basis
Structure	• Acquisition of Votorantim's shares representing 64.68% of Nexa share capital, paid with newly issued Boliden shares • Following Closing, Boliden has agreed with Nexa to launch a voluntary tender offer ("VTO") to purchase for cash any Nexa shares not acquired at Closing at a cash price determined by reference to the fixed exchange ratio agreed with Votorantim and the 20-day VWAP of Boliden's shares prior to Closing • Following Closing, Boliden also will launch a mandatory tender offer ("MTO") to minority shareholders of Nexa's listed Peruvian subsidiaries
Approvals and conditions	• Subject to Boliden Shareholder approval (simple majority required) • Customary regulatory approvals and certain other closing conditions customary for a transaction of this nature

* Corresponds to Boliden issuing 21.4 million Boliden shares to Votorantim
** Based on USD to SEK exchange rate of 9.53 as of August 26, 2026
*** Based on Nexa's reported net debt of USD 1,336 m and non-controlling interest of USD 306 m as of Q2 2026

BOLIDEN

Key transaction milestones

Closing expected Q1 2027

Pre closing

- Boliden EGM
- Nexa EGM
- Regulatory approvals

Post closing

- Voluntary tender offer (“VTO”) to remaining shareholders in Nexa Resources
- Mandatory tender offer (“MTO”) to minority shareholders of listed Peruvian subsidiaries

Transaction summary

- Strategic entry into new but familiar and prolific metal and mining jurisdictions, providing portfolio diversification
- Integrated mining-to-smelting model, an excellent fit to Boliden's existing operations
- Addition of cash flow generative mining and smelting units
- Significant growth opportunity with development upside
- Transaction is expected to be immediately accretive to Boliden's earnings per share and contributes >8% to EPS*

BOLIDEN nexa

* Estimated as impact during 2026. Incremental net income from Nexa > Shareholder dilution from equity issuance

Our purpose

To provide the metals essential to improve society for generations to come

Our vision

To be the most climate friendly and respected metal provider in the world

Our values

Care

Courage

Responsibility

BOLIDEN



Appendix

- Zinc market potential
- Attractive mining jurisdictions
- The strength of Boliden and Nexa combined
- Suggested governance model for Nexa

BOLIDEN

Zinc – market upside through increase in supply and demand gap

- Infrastructure, construction and energy transition thematics to drive demand
- Supply decline expected from mid 2030s and onward

Zinc market balance


18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
Zinc Demand and Supply (ktonnes)
2025-2050E: 1.4%
2025
2030
2035
2040
2045
2050
Base case supply
Greenfield expansions
Brownfield expansions
Demand
Demand CAGR

Source: Wood Mackenzie

BOLIDEN

Established mining jurisdictions in South America

Brazil*

- Ranked #1 in IAI and #2 in PPI*** as per Fraser Institute Survey****
- >40% increase in production of transition metals (over last 5 years)
- >240% increase in exploration of transition metals (over last 5 years)*****
- Boliden already today sourcing raw material

Peru**

- Mining is a major contributor to the economy
  - #2 largest zinc producer globally
  - #3 largest copper and silver producer globally
- Currently ~50 and ~75 projects in development and exploration stage
- Boliden already today sourcing raw material

* Sources: Fraser Institute Survey 2025; KPMG Brazil Country Mining Guide 2025
** Source: EY Peru Mining & Metals Investment Guide 2025/2026
*** IAI: Investment Attractiveness Index and PPI: Policy Perception Index
**** LatAM & Caribbean Region (2026)
***** Based on KPMG Brazil Mining Guide

BOLIDEN

Boliden going forward

- Significant integrated zinc player globally across mining and smelting
- Strong base metals, safety and sustainability focus
- High quality, vertically integrated operations in Europe and Latin America
- Combined portfolio of 12 mining units and 8 smelters
  - Combined mining units to produce Zn 667 ktonnes, Cu 137 ktonnes, Pb 140 ktonnes, Ag 783 tonnes and Au 0.514 tonnes*
  - Combined smelting units to produce Zn 1,024 ktonnes* and other commodities
  - Consolidated revenue of ~USD 12.5 billion (SEK 123 billion**) and EBITDA of ~USD 3.0 billion (SEK 30 billion**)***



%s reflect Nexa's ownership of the assets
Mines
Smelters
Atacocha (83%)
Cajamarquilla (100%)
El Porvenir (84%)
Aripuanã (100%)
Cerro Lindo (84%)
Vazante (100%)
Três Marias (100%)
Juiz de Fora (100%)



Kevitsa
Aitik
The Boliden Area
Rönnskär
Kokkola
Harjavalta
Garpenberg
Odda
Zinkgruvan
Bergsöe
Tara
Somincor

* Based on Boliden and Nexa's 2025 figures; Nexa's contribution to combined figures is on a 100% basis

** Based on average rolling 12 months USD to SEK exchange rate of 9.81 as on December 31, 2025

*** Based on Boliden and Nexa's 2025 figures; Nexa's contribution to consolidated figures is on a 100% basis

BOLIDEN

Significant growth potential in combined portfolio*

Project Stage

Early stage		Late stage		Feasibility and extensions	
Laver	Cu 29	Semblana	Cu 29	Odda Ramp-up	Zn 30
Tara Deep	Zn 30	Nautanen	Cu 29	Garpenberg Hoist	Zn 30
Garpenberg Beyond 4.5	Zn 30	Hilarion	Zn 30	SCMentum Product	
Älgträsk	Au 79	Florida Canyon	Zn 30	Cerro Pasco Integration	Zn 30
Bonsuccesso	Zn 30	Ayawilca**	Zn 30		

Boliden
Nexa
Mines
Smelters

* Illustrative, not exhaustive list. Nexa projects based on Nexa's estimated project plan as per March 2026 investor presentation
** Nexa owns 12.15% of Tinka Resources, which owns 100% of the project

BOLIDEN

Governance after transaction

- Boliden and Nexa have entered into an agreement governing the rights of Boliden as a controlling shareholder of Nexa
  - Customary governance and shareholder rights arrangements and registration rights
- Appointment of a new Nexa Board, subject to Nexa EGM approval
- Boliden currently expects that Nexa would have a board of seven directors, of which four directors would be affiliated with Boliden
- Votorantim is prepared to be an active shareholder, including participation in the Boliden board
- Nexa will be reported as a separate segment